EXHIBIT (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
for
Tender of Shares of Common Stock
(including the associated common stock purchase rights)
of
CBRL GROUP, INC.
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 27, 2006 UNLESS CBRL GROUP, INC. EXTENDS THE TENDER OFFER.
      As set forth in Section 3 of the offer to purchase, dated March 31, 2006 you should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:
      (a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $0.01 per share (“common stock”) of CBRL Group, Inc., a Tennessee corporation (“CBRL”), including the associated common stock purchase rights issued under the Rights Agreement dated as of September 7, 1999 (“associated rights”), prior to the “expiration date” (as defined in Section 1 of the offer to purchase); or
      (b) the procedure for book-entry transfer cannot be completed before the expiration date; or
      (c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.
      You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.
The depositary for the tender offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
      Delivery of this notice of guaranteed delivery to an address, or transmission of instructions via the facsimile number other than as set forth above will not constitute a proper delivery.
      Deliveries to CBRL, to the dealer manager of the tender offer, or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.
      You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to CBRL the number of shares indicated below, at the price per share indicated below, net to the seller in cash, after any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended or supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock and include the associated rights; and unless the rights are redeemed prior to the expiration of the tender offer, a tender of the shares will constitute a tender of the associated rights.
Number of Shares Being Tendered Hereby:                                     Shares
CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of the letter of transmittal)
      By checking the box below INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at the Purchase Price (defined below) determined by CBRL in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined by CBRL in the tender offer will be deemed tendered at the minimum price of $42.00 per share.

☐	The undersigned wants to maximize the chance of having CBRL purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by CBRL pursuant to the terms of the tender offer (the “Purchase Price”). THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE DETERMINED IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $42.00 PER SHARE.
 — OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the letter of transmittal)
      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.
Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $42.00	☐ $43.00	☐ $44.00	☐ $45.00	☐ $46.00
☐ $42.25	☐ $43.25	☐ $44.25	☐ $45.25
☐ $42.50	☐ $43.50	☐ $44.50	☐ $45.50
☐ $42.75	☐ $43.75	☐ $44.75	☐ $45.75
You WILL NOT have validly tendered your shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS
(See Instruction 6 of the letter of transmittal)
      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
      On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.
      In addition, the undersigned is tendering shares (check ONE box):

☐	at the Purchase Price, which will be determined by CBRL in accordance with the terms of the tender offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading “Shares Tendered at Purchase Price Pursuant to the Tender Offer”); or

☐	at the price per share indicated under the heading, “Shares Tendered at Price Determined by Shareholder” on page 2 of this notice of guaranteed delivery.

CONDITIONAL TENDER
(See Instruction 12 of the letter of transmittal)
      A tendering shareholder may condition such shareholder’s tender of any shares upon CBRL purchasing a specified minimum number of the shares such shareholder tenders, as described in Section 6 of the offer to purchase. Unless CBRL purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CBRL will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number, and we urge each shareholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CBRL must purchase from you if CBRL purchases any shares from you, your tender will be deemed unconditional.

☐	The minimum number of shares that CBRL must purchase from me if CBRL purchases any shares from me, is: shares.
      If, because of proration, CBRL will not purchase the minimum number of shares that you designate, CBRL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

TENDER OF DIVIDEND REINVESTMENT PROGRAM SHARES
(See Instruction 9)
      This section is to be completed only if shares held in the CBRL’s Dividend Reinvestment Program are to be tendered.

☐	By checking this box, the undersigned represents that the undersigned is a participant in CBRL’s Dividend Reinvestment Program and hereby directs the depositary to instruct SunTrust Bank, as administrator of the Dividend Reinvestment Program, to tender on behalf of the undersigned the following number of shares credited to the Dividend Reinvestment Program account of the undersigned: shares.

☐	By checking this box, the undersigned represents that the undersigned is a participant in the CBRL’s Dividend Reinvestment Program and hereby directs the depositary to instruct SunTrust Bank, as administrator of the Dividend Reinvestment Program, to tender on behalf of the undersigned all of the shares credited to the Dividend Reinvestment Program account of the undersigned.
In addition, the undersigned is tendering shares (check ONE box):

☐	at the Purchase Price, as the same will be determined by CBRL in accordance with the terms of the tender offer (persons checking this box should check the box under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Shareholder.”
SHAREHOLDERS COMPLETE AND SIGN BELOW
Certificate No.(s) (if available):

Name(s) of Shareholders:	Area Code & Phone No.:	Address(es) of Shareholders:

Signature(s) of Shareholder(s):	Date:

If shares will be tendered by book-entry transfer provide the following information:
Name of Tendering Institution:

Account No:

GUARANTEE
(Not to be used for Signature Guarantee)
      The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees (1) that the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 and (3) that the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or in the case of a book-entry transfer, agent’s message, and any other required documents, all within three Nasdaq trading days of the date hereof.
      The Eligible Guarantor Institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal (or agent’s message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the offer to purchase) to the depositary within the time period set forth herein. Failure to do so could result in financial loss to the eligible guarantor institution.
Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2006

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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